EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 10, 2004, relating to the financial statements of SurModics, Inc., appearing in the Annual Report on Form 10-K of SurModics, Inc. for the year ended September 30, 2004 and to the reference to us under the heading “Experts” in the prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
March 21, 2005

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